EXHIBIT 16.1


                   [LEVINE, HUGHES & MITHUEN, INC. LETTERHEAD]




August 29, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read the comments in Item 4(a) and (b) of Form 8-K of Accelr8 Technology Corporation (the Registrant) dated August 29, 2002 and have the following comments:

     o With respect to paragraphs one through five of item 4(a) we agree with the comments.

     o With respect to paragraph 4(b) we have no basis to agree or disagree with those statements.

Yours truly,

/s/ LEVINE HUGHES & MITHUEN, INC.

LEVINE, HUGHES & MITHUEN, INC.